UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 9, 2002



                                USA INTERACTIVE
               (Exact name of Registrant as specified in charter)



         Delaware                     0-20570                  59-2712887
(State or other jurisdiction     (Commission File            (IRS Employer
of incorporation)                     Number)             Identification No.)



           152 West 57th Street, New York, NY         10019
        (Address of principal executive offices)    (Zip Code)



              Registrant's telephone number, including area code:
                                 (212) 314-7300



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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

          USA Interactive, a Delaware corporation (the "Company"), announced on October 10, 2002 that it had entered into an Agreement and Plan of Merger, dated as of October 9, 2002 (the "Merger Agreement"), by and among the Company, T Merger Corp., a Delaware corporation ("Sub"), and Ticketmaster, a Delaware corporation and majority owned subsidiary of the Company ("Ticketmaster"). Pursuant to the Merger Agreement, (a) Sub will be merged with and into Ticketmaster, with Ticketmaster surviving as a wholly owned subsidiary of the Company (the "Merger"), and (b) each share of Class A common stock, par value $0.01 per share, of Ticketmaster and share of Class B common stock, par value $0.01 per share, of Ticketmaster (in each case, other than (i) shares held by the Company or any wholly owned subsidiary of the Company, (ii) shares held by Ticketmaster or any wholly owned subsidiary of Ticketmaster, and (iii) shares of Class A common stock held by Ticketmaster stockholders that validly perfect appraisal rights under Delaware law) will be automatically converted in the Merger into 0.935 of a share of common stock, par value $0.01 per share, of the Company. The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 and hereby incorporated by reference herein. A copy of the joint press release issued by the Company and Ticketmaster is attached as Exhibit 99.1 hereto, and hereby incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits.

          2.1 Agreement and Plan of Merger, dated as of October 9, 2002, by and among USA Interactive, T Merger Corp. and Ticketmaster.

          99.1  Joint Press Release issued by USA Interactive and Ticketmaster.



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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             USA INTERACTIVE


                                             By:   /s/ Julius Genachowski
                                                 ----------------------------
                                             Name:  Julius Genachowski
                                             Title: Executive Vice President


          Date: October 10, 2002



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                                 EXHIBIT INDEX


         EXHIBIT NO.    DESCRIPTION

         2.1 Agreement and Plan of Merger, dated as of October 9, 2002, by and among USA Interactive, T Merger Corp. and Ticketmaster.

         99.1           Joint Press Release issued by USA Interactive and
                        Ticketmaster.